UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2012

R. G. BARRY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-8769	31-4362899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13405 Yarmouth Road N.W., Pickerington, Ohio 43147

(Address of principal executive offices) (Zip Code)

(614) 864-6400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of R.G. Barry 2013 Management Bonus Plan

The Compensation Committee of the Board of Directors (the “Board”) of R. G. Barry Corporation (the “Company”) has adopted the R. G. Barry 2013 Management Bonus Plan (the “2013 Bonus Plan”). Certain employees of the Company, including its named executive officers, are eligible to participate in the 2013 Bonus Plan.

Bonuses under the 2013 Bonus Plan for Mr. Tunney and Mr. Ibarra will be based solely on the achievement of Company financial performance objectives (based on pre-incentive, pre-tax income) in fiscal year 2013. Bonuses for Mr. Evans, Mr. Smith and Ms. Kalucis will be based on the achievement of Company financial performance objectives (based on pre-incentive, pre-tax income) in fiscal year 2013 (75%) and on individual performance (25%). Mr. Ackard’s bonus potential will be based on the achievement of Company financial performance objectives (based on pre-incentive, pre-tax income) in fiscal 2013 (25%), on the achievement of the Footwear Business Unit net sales (25%) and operating profit (25%) objectives, and on individual performance (25%). Upon the achievement of the applicable objectives, an eligible participant will receive a bonus based on a percentage of his or her fiscal year 2013 annual base salary. Potential bonus levels of the Company’s named executive officers under the 2013 Bonus Plan range from 10% to 150% of the participant’s base salary, depending upon the participant’s position with the Company.

The threshold, target and maximum potential bonuses (if applicable objectives are met) of the Company’s named executive officers are indicated below (with linear interpolation applied between threshold and target, and between target and maximum):

		Potential Bonus (as % of Annual Base Salary)
Name	Position	Threshold	Target	Maximum
Greg A. Tunney	President and Chief Executive Officer	37.5	65.6	150.0
Jose G. Ibarra	Sr. Vice President – Finance and Chief Financial Officer	22.5	39.4	90.0
Glenn Evans	Sr. Vice President – Global Operations	20.0	35.0	80.0
Lee Smith	Sr. Vice President – Creative Services	20.0	35.0	80.0
Yvonne Kalucis	Sr. Vice President – Human Resources	16.5	28.9	66.0
Gregory Ackard	Sr. Vice President – Sales	10.0	17.5	40.0

The Compensation Committee approved the 2013 Bonus Plan at a meeting on June 20, 2012 subject to finalization of the plan to reflect changes adopted by the Compensation Committee at such meeting. The 2013 Bonus Plan, in its final form, was reviewed and approved by the Chair of the Compensation Committee on July 27, 2012.

Adoption of the 2013 Bonus Plan by the Compensation Committee shall not be deemed to create an enforceable agreement between the Company and any eligible participant. The Board retains the discretion to change the design of, and participants in, the 2013 Bonus Plan without notice to or approval of participants. No entitlement to payments under the 2013 Bonus Plan will exist until the payments are authorized by the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. G. BARRY CORPORATION

August 2, 2012	By:	/s/ Jose G. Ibarra
Jose G. Ibarra
Sr. Vice President-Finance & CFO